Exhibit 10.8

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT is made as of the ____ day of ______, ____ (the “Grant Date”) by and between Lucid Diagnostics Inc., a Delaware corporation (the “Company”), and EMPLOYEE NAME. (“Grantee”).

WHEREAS, in connection with the Grantee’s employment arrangement with the Company, the Board of Directors of the Company (the “Board”) authorized the grant to the Grantee of an option (the “Option”) to purchase an aggregate of _______ shares of the authorized but unissued common stock of the Company, $0.001 par value (“Common Stock”), conditioned upon the Grantee’s acceptance thereof upon the terms and conditions set forth in this Agreement and, subject to the terms of the Company’s 2018 Long-Term Incentive Equity Plan (the “Plan”) (capitalized terms used herein and not otherwise defined have the meanings set forth in the Plan); and

WHEREAS, the Grantee desires to acquire the Option on the terms and conditions set forth in this Agreement and subject to the terms of the Plan;

IT IS AGREED:

1. Grant of Stock Option. The Company hereby grants to the Grantee the right and option to purchase all or any part of an aggregate of ________ shares of the Common Stock (the “Option Shares”) on the terms and conditions set forth herein and which shall be deemed incorporated herein by reference.

2. Non-Incentive Stock Option. The Option represented hereby is not intended to be an Option that qualifies as an “Incentive Stock Option” under Section 422 of the Internal Revenue Code of 1986, as amended.

3. Exercise Price. The exercise price (the “Exercise Price”) of the Option is $______ per share, subject to adjustment as hereinafter provided.

3.1. Exercisability. Subject to the terms and conditions of the Plan and this Agreement, this Option shall become exercisable one-twelfth (1/12) of the Option Shares on the last day of the fiscal quarter in which the Grant Date occurs (i.e., ________, ______) and shall become exercisable as to one-twelfth (1/12) of the Remaining Option Shares on the last day of each successive fiscal quarter for the following eleven (11) fiscal quarters.

After a portion of the Option becomes exercisable, it shall remain exercisable except as otherwise provided herein, until the close of business on the day that is ten years from the Grant Date (the “Exercise Period”).

4. Effect of Termination of Employment Arrangement.

4.1. Termination Due to Death. If Grantee’s employment arrangement with the Company terminates by reason of death, the portion of the Option, if any, that was exercisable as of the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Grantee under the will of the Grantee, for a period of one year from the date of such death or until the expiration of the Exercise Period, whichever period is shorter. The portion of the Option, if any, that was not exercisable as of the date of death shall immediately terminate upon death.

4.2. Termination Due to Disability. If Grantee’s employment arrangement with the Company terminates by reason of Disability, the portion of the Option, if any, that was exercisable as of the date of termination of Grantee’s employment arrangement may thereafter be exercised by the Grantee or legal representative for a period of one year from the date of such termination or until the expiration of the Exercise Period, whichever period is shorter. The portion of the Option, if any, that was not exercisable as of the date of Disability shall immediately terminate upon disability.

4.3. Termination by the Company Without Cause; Expiration of Employment Arrangement. If Grantee’s employment arrangement with the Company is terminated by the Company without Cause or by expiration of the employment arrangement, then the portion of the Option that was exercisable as of the date of termination or expiration of Grantee’s employment arrangement may be exercised until the expiration of the Exercise Period. The portion of the Option not yet exercisable on the date of termination or expiration of Grantee’s employment arrangement shall immediately expire.

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4.4. Termination by the Grantee. If Grantee’s employment arrangement with the Company is terminated by the Grantee, then the portion of the Option that was exercisable as of the date of termination of Grantee’s employment arrangement may be exercised for a period of three months from the date of such termination or until the expiration of the Exercise Period, whichever is shorter. The portion of the Option not yet exercisable on the date of termination Grantee’s employment arrangement shall immediately expire.

4.5. Change of Control. If a Change of Control occurs, then the Option shall become exercisable as to all the Option Shares immediately prior to such Change of Control.

4.6. Other Termination. If Grantee’s employment arrangement with the Company is terminated for any reason other than (i) death, (ii) Disability, (iii) without Cause by the Company, (iv) by expiration of the employment arrangement, or (v) by the Grantee, the Option shall expire on the date of termination of Grantee’s employment arrangement.

4.7. Competing With the Company. If Grantee’s employment arrangement with the Company or a Subsidiary is terminated for any reason whatsoever and Grantee violates any of the non-compete or non-solicit provisions or any other restrictive covenants contained in the Service Agreement, then the Board, in its sole discretion, may require the Grantee to return to the Company the economic value of any award that was realized or obtained by such Grantee at any time during the period beginning on the date that is 6 months prior to the date such Grantee’s employment arrangement is terminated; provided, however, that if Grantee is a resident of the State of California, such right must be exercised by the Company for cash within six months after the date of termination of Grantee’s employment arrangement with the Company or within six months after exercise of the Option, whichever is later.

5. Withholding Tax. Not later than the date as of which an amount first becomes includible in the gross income of the Grantee for Federal income tax purposes with respect to the Option, the Grantee shall pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount (“Withholding Tax”). The obligations of the Company under the Plan and pursuant to this Agreement shall be conditional upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any Withholding Taxes from any payment of any kind otherwise due to the Grantee from the Company.

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6. Adjustments. In the event of any change in the shares of Common Stock of the Company as a whole occurring as the result of a common stock split, or reverse split, common stock dividend payable on shares of Common Stock, combination or exchange of shares, or other extraordinary or unusual event occurring after the grant of the Option, the terms of this Option shall be equitably adjusted. Any such adjustments will be made by the Board, whose determination will be final, binding and conclusive, provided such determination is made in good faith and the adjustment to the Exercise Price and the number of shares of Common Stock or other property issuable upon exercise of this Option appropriately reflects the change in the shares of Common Stock, and provided further that the aggregate purchase price payable for the Option Shares shall remain the same.

7. Method of Exercise.

7.1. Notice to the Company. The Option shall be exercised in whole or in part by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice and of the Withholding Taxes, if any.

7.2. Delivery of Option Shares. If certificated, the Company shall deliver a certificate for the Option Shares to the Grantee as soon as practicable after payment therefor.

7.3. Payment of Purchase Price.

7.3.1. Cash Payment. The Grantee shall make cash payments by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares (if any) until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

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7.3.2. Cashless Payment. Provided that prior approval of the Company has been obtained, the Grantee may use Common Stock of the Company owned by him or issuable to him upon exercise of the Option to pay the purchase price for the Option Shares by delivery of stock certificates (if any) in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances or otherwise by reduction in the number of Shares of Common Stock deliverable to the Grantee upon the exercise of such Option or a combination thereof, in each case, with a Fair Market Value equal to the purchase price for such Option Shares. Shares of Common Stock used for this purpose shall be valued at the Fair Market Value.

7.3.3. Payment of Withholding Tax. Any required Withholding Tax may be paid in cash or with Common Stock in accordance with Sections 8.3.1 and 8.3.2.

7.3.4. Exchange Act Compliance. Notwithstanding the foregoing, the Company shall have the right to reject payment in the form of Common Stock if in the opinion of counsel for the Company, (i) it could result in an event of “recapture” under Section 16(b) of the Securities Exchange Act of 1934; (ii) such shares of Common Stock may not be sold or transferred to the Company; or (iii) such transfer would create material legal difficulties for the Company.

8. Transfer. Except as may be set forth in the next sentence of this Section, the Option shall not be transferable by the Grantee other than by will or by the laws of descent and distribution, and the Option shall be exercisable, during the Grantee’s lifetime, only by the Grantee (or, to the extent of legal incapacity or incompetency, the Grantee’s guardian or legal representative). Notwithstanding the foregoing, the Grantee, with the approval of the Board, may transfer all or a portion of the Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Grantee’s “Immediate Family” (as defined below), or (ii) to an entity in which the Grantee and/or members of Grantee’s Immediate Family own more than fifty percent of the voting interest, in exchange for an interest in that entity, subject to such limits as the Board may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Grantee) control the management of the assets.

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9. Company Representations. The Company hereby represents and warrants to the Grantee that:

9.1. the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

9.2. the Option Shares, when issued and delivered by the Company to the Grantee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

10. Grantee Representations. The Grantee hereby represents and warrants to the Company that:

10.1. he is acquiring the Option and shall acquire the Option Shares for his own account and not with a view towards the distribution thereof;

10.2. he has received a copy of the Plan as in effect as of the date of this Agreement;

10.3. he has received a copy of all reports and documents required to be filed by the Parent of the Company with the Securities and Exchange Commission pursuant to the Exchange Act, within the last 24 months and all reports issued by the Company to its stockholders;

10.4. he understands that he is subject to the Company’s insider trading policy, if any, and has received a copy of such policy as of the date of this Agreement;

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10.5. he understands that he must bear the economic risk of the investment in the Option Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933 (“1933 Act”) or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

10.6. in his position with the Company, he has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to Section 11.3 above;

10.7. he is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

10.8. if, at the time of issuance of the Option Shares, the issuance of such shares have not been registered under the 1933 Act, the certificates evidencing the Option Shares shall bear the following legends:

“The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act.”

“The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement dated as of ________, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof.”

11. Restriction on Transfer of Option Shares. Anything in this Agreement to the contrary notwithstanding, the Grantee hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him unless the Option Shares are registered under the 1933 Act, or in the event that they are not so registered, an exemption from the 1933 Act registration requirements is available thereunder and the Grantee has furnished the Company with notice of such proposed transfer and the Company’s legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt, and (ii) such transfer is in compliance with the Company’s Insider Trading Policy, as in effect at such time.

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12. Miscellaneous.

12.1. Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier to the parties at their respective addresses set forth herein, or to such other address as either party shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

12.2. Conflicts with the Plan. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall in all respects be controlling.

12.3. Grantee and Stockholder Rights. The Grantee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option. Nothing contained in this Agreement shall be deemed to confer upon Grantee any right to continued engagement with the Company or any subsidiary thereof, nor shall it interfere in any way with the right of the Company to terminate Grantee in accordance with the provisions regarding such termination set forth in the Service Agreement.

12.4. Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

12.5. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the Grantee and the Company.

12.6. Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

12.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

12.8. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above:

LUCID DIAGNOSTICS INC.

By:
Name:	Lishan Aklog, M.D.
Title:	Executive Chairman

GRANTEE:

EMPLOYEE NAME

EXHIBIT A

FORM OF NOTICE OF EXERCISE OF OPTION

DATE

Lucid Diagnostics Inc.
One Grand Central Plaza, Suite 4600
New York, NY 10165

Attention: Chief Executive Officer

Re:	Purchase of Option Shares

Gentlemen:

In accordance with my Stock Option Agreement, dated as of _______, _____, with Lucid Diagnostics Inc. (“Company”), under the Company’s 2018 Long-Term Incentive Equity Plan, I hereby irrevocably elect to exercise the right to purchase _____________ shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), which are being purchased for investment and not for resale.

As payment for my shares, (check and complete applicable boxes):

☐	enclosed is a ☐personal check or ☐certified check or ☐ bank check payable to the order of “Lucid Diagnostics Inc.” in the sum of $_____________;

☐	enclosed is confirmation of wire transfer in the amount of $_____________; and/or

☐	enclosed is, with the consent of the Company, a certificate for _____________ shares of the Company’s Common Stock, free and clear of any encumbrances, duly endorsed, having a Fair Market Value (as such term is defined in the 2018 Long-Term Incentive Equity Plan) of $_____________; and/or

☐	I desire to pay the purchase price therefor through the cashless exercise method by tendering for cancellation a number of shares of the Company’s Common Stock issuable upon exercise of the Option, having a Fair Market Value of $________.

I hereby represent and warrant to, and agree with, the Company that:

(i)	I am acquiring the Option Shares for my own account, for investment, and not with a view towards the distribution thereof;

(ii)	I have received a copy of the Plan and all reports and documents required to be filed by the Parent of Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders;

(iii)	I understand that I must bear the economic risk of the investment in the Option Shares, which cannot be sold by me unless they are registered under the Securities Act of 1933 (“1933 Act”) or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

(iv)	I agree that I will not sell, transfer by any means or otherwise dispose of the Option Shares acquired by me hereby except in accordance with Company’s policy, if any, regarding the sale and disposition of securities owned by employees and/or directors of the Company;

(v)	in my position with the Company, I have had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

(vi)	my rights with respect to the Option Shares shall, in all respects, be subject to the terms and conditions of the Company’s 2018 Long-Term Incentive Equity Plan and the Agreement.

(vii)	I am aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

(viii)	if, at the time of issuance of the Option Shares, the issuance of such shares have not been registered under the 1933 Act, the certificates evidencing the Option Shares shall bear the following legends:

“The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act.”

“The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement dated as of ________, _____, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof.”

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(ix)	I am aware and understand that I may be subject to the Company’s insider trading policy as in effect from time to time.

(x)	Upon receipt of the Option Shares, I agree to be bound by the Company’s shareholders agreement with respect to such Option Shares.

Kindly forward to me my certificate at your earliest convenience.

Very truly yours,

(Signature)	(Address)

(Print Name)	(Address)

(Social Security Number)

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